EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2009 Stock Incentive Plan of iParty Corp. of our report dated March 19, 2009, with respect to the consolidated financial statements of iParty Corp. included in its Annual Report (Form 10-K) for the year ended December 27, 2008, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts
June 5, 2009